Exhibit 10.4

GCI LIBERTY, INC.

2018 OMNIBUS INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNITS AGREEMENT

THIS PERFORMANCE-BASED RESTRICTED STOCK UNITS AGREEMENT (this “Agreement”) is entered into effective as of [Date], 2020 by and between GCI LIBERTY, INC., a Delaware corporation (the “Company”), and Gregory B. Maffei (the “Grantee”).

The Grantee is employed as of the Grant Date as the President and Chief Executive Officer of Liberty Media Corporation (“LMC”) and the Company pursuant to the terms of an employment agreement between LMC and the Grantee dated effective as of December 13, 2019 (as amended and/or amended and restated from time to time, the “Employment Agreement”) and a Services Agreement between LMC and the Company dates as of March 9, 2018 (as amended and/or amended and restated from time to time, the “Services Agreement”). The Company has adopted the GCI Liberty, Inc. 2018 Omnibus Incentive Plan (as may be amended prior to or after the Grant Date, the “Plan”), a copy of which as in effect on the Grant Date is attached via a link at the end of this online Agreement as Exhibit A and by this reference made a part hereof, for the benefit of eligible employees and independent contractors of the Company and its Subsidiaries. Capitalized terms used and not otherwise defined herein or in the Employment Agreement will have the meaning given thereto in the Plan.

The Company and the Grantee therefore agree as follows:

1.                  Definitions. All capitalized terms not defined in this Agreement that are defined in the Employment Agreement will have the meanings ascribed to them in the Employment Agreement. The following terms, when used in this Agreement, have the following meanings:

“2020 Performance Equity Program” means the 2020 Performance Equity Program approved by the Committee on March __, 2020, which established performance criteria with respect to vesting of the Restricted Stock Units, a copy of which has been provided to the Grantee.

“Cause” has the meaning specified in the Employment Agreement.

“Close of Business” means, on any day, 5:00 p.m., Denver, Colorado time.

“Committee” means the Compensation Committee of the Board of Directors of the Company.

“Committee Certification Date” has the meaning specified in Section 3(a).

“Common Stock” means the Company’s GLIBA Common Stock.

“Company” has the meaning specified in the preamble to this Agreement.

“Disability” has the meaning specified in the Employment Agreement.

“Dividend Equivalents” has the meaning specified in the Plan.

“Employment Agreement” has the meaning specified in the recitals to this Agreement.

“GLIBA Common Stock” means the Company’s Series A Common Stock, $0.01 par value.

“GLIBA Restricted Stock Units” means Restricted Stock Units that represent the right to receive shares of GLIBA Common Stock.

“Good Reason” has the meaning specified in the Employment Agreement.

“Grant Date” means March __, 2020.

“Grantee” has the meaning specified in the preamble to this Agreement.

“Performance Metrics” has the meaning specified in the Employment Agreement.

“Plan” has the meaning specified in the recitals of this Agreement.

“Required Withholding Amount” has the meaning specified in Section 5.

“Restricted Stock Units” has the meaning specified in the Plan, and refers to the GLIBA Restricted Stock Units granted hereunder.

“Separation” means the date as of which the Grantee is no longer employed by or providing services to the Company or any of its Subsidiaries.

“Services Agreement” has the meaning specified in the recitals to this Agreement.

“Target RSUs” has the meaning set forth in Section 2.

“Unpaid Dividend Equivalents” has the meaning specified in Section 3(c).

“Vested Dividend Equivalents” has the meaning specified in Section 10.

“Vesting Date” means each date on which any Restricted Stock Units cease to be subject to a risk of forfeiture, as determined in accordance with this Agreement and which for the avoidance of doubt, shall be the Committee Certification Date or, if applicable, the date of Grantee’s Separation as described in Section 7(a)(i).

2.                  Grant of Restricted Stock Units. Subject to the terms and conditions herein and in the Plan, the Company hereby awards to the Grantee as of the Grant Date, a target Award of [___] GLIBA Restricted Stock Units (collectively, the “Target RSUs”), with the opportunity to earn between 0% and 150% of the Target RSUs as vested Restricted Stock Units, each representing the right to receive one share of Common Stock, subject to the conditions and restrictions set forth below in this Agreement and in the Plan. Regarding the last sentence of Section 8.5 of the Plan, the Company acknowledges and agrees that there are no restrictions, terms or conditions that will cause a forfeiture of the Target RSUs or any Dividend Equivalents with respect thereto that are not set forth in this Agreement.

3.                  Conditions of Vesting. Unless otherwise determined by the Committee in its sole discretion (provided that such determination is not adverse to the Grantee), the Restricted Stock Units will vest only in accordance with the conditions stated in this Section 3. Upon vesting, Restricted Stock Units and the related Dividend Equivalents shall not be subject to forfeiture other than as provided in Section 9 hereof.

(a)               After December 31, 2020 but on or prior to March 15, 2021, the Committee will certify that portion, if any, of the Target RSUs that will vest based on the Performance Metrics established in the 2020 Performance Equity Program, the date as of which such certification is made being referred to as the “Committee Certification Date.” The number of Target RSUs that will become vested Restricted Stock Units may range from 0% to 150% of the Target RSUs, but if the Committee’s pre-established level of target performance is achieved, at least 100% of the Target RSUs will vest.

(b)               The Committee will promptly notify the Grantee regarding the number of Restricted Stock Units, if any, that have vested pursuant to Section 3(a) as of the Committee Certification Date (with any fractional Restricted Stock Unit rounded up to the nearest whole Restricted Stock Unit).

(c)               Any Dividend Equivalents with respect to the vested Restricted Stock Units that have not theretofore become Vested Dividend Equivalents (“Unpaid Dividend Equivalents”) will become vested and payable to the extent that the Restricted Stock Units related thereto shall have become vested in accordance with this Agreement. Notwithstanding the foregoing, but subject to Section 7, the Grantee will not vest, pursuant to this Section 3, in Target RSUs or related Unpaid Dividend Equivalents in which the Grantee would otherwise vest as of a given date if the Grantee has not been continuously employed by or providing services to the Company from the Grant Date through such date (the vesting or forfeiture of such Restricted Stock Units and related Unpaid Dividend Equivalents to be governed instead by Section 7).

4.                  Settlement of Restricted Stock Units. Settlement of Restricted Stock Units (and related Unpaid Dividend Equivalents) that vest in accordance with Section 3 or 7 shall be made as soon as administratively practicable after the applicable Vesting Date, but in no event later than March 15, 2021. Settlement of vested Restricted Stock Units shall be made in payment of shares of Common Stock, together with any related Dividend Equivalents, in accordance with Section 6. Any shares of Common Stock so received shall be fully vested.

5.                  Mandatory Withholding for Taxes. To the extent that the Company is subject to withholding tax requirements under any national, state, local or other governmental law with respect to the award of the Restricted Stock Units to the Grantee or the vesting or settlement thereof, or the designation of any Dividend Equivalents as payable or distributable or the payment or distribution thereof, the Grantee must make arrangements satisfactory to the Company to make payment to the Company or its designee of the amount required to be withheld under such tax laws, as determined by the Company (collectively, the “Required Withholding Amount”). To the extent such withholding is required, the Company shall withhold (a) from the shares of Common Stock represented by such vested Restricted Stock Units and otherwise deliverable to the Grantee a number of shares of Common Stock and/or (b) from any related Dividend Equivalents otherwise deliverable to the Grantee an amount of such Dividend Equivalents, which collectively have a value (or, in the case of securities withheld, a Fair Market Value) as of the date the obligation to withhold arises equal to the Required Withholding Amount, unless the Grantee remits the Required Withholding Amount to the Company or its designee in cash in such form and by such time as the Company may require or other provisions for withholding such amount satisfactory to the Company have been made. Notwithstanding any other provisions of this Agreement, the delivery of any shares of Common Stock represented by vested Restricted Stock Units and any related Dividend Equivalents may be postponed until any required withholding taxes have been satisfied. Notwithstanding the foregoing or anything contained herein to the contrary, (i) the Grantee may, in his sole discretion, direct the Company to deduct from the shares of Common Stock represented by vested Restricted Stock Units and otherwise deliverable to the Grantee a number of shares of Common Stock represented by such Restricted Stock Units having a Fair Market Value on the date the obligation to withhold arises equal to the Required Withholding Amount and (ii) the Company will not withhold any shares of Common Stock to pay the Required Withholding Amount if the Grantee has remitted cash to the Company or a Subsidiary or designee thereof in an amount equal to the Required Withholding Amount by such time as the Company may require.

6.                  Delivery by the Company. As soon as practicable after the vesting of Restricted Stock Units, and any related Unpaid Dividend Equivalents, pursuant to Section 3 or 7 (but in no event later than March 15, 2021), and subject to the withholding referred to in Section 5, the Company will (a) register in a book entry account in the name of the Grantee, or cause to be issued and delivered to the Grantee (in certificate or electronic form), that number of shares of Common Stock represented by such vested Restricted Stock Units and any securities representing related vested Unpaid Dividend Equivalents, and (b) cause to be delivered to the Grantee any cash payment representing related vested Unpaid Dividend Equivalents. Any delivery of securities will be deemed effected for all purposes when a certificate representing, or statement of holdings reflecting, such securities and, in the case of any Unpaid Dividend Equivalents, any other documents necessary to reflect ownership thereof by the Grantee, have been delivered personally to the Grantee or, if delivery is by mail, when the Grantee has received such certificates or other documents. Any cash payment will be deemed effected when a check from the Company, payable to the Grantee and in the amount equal to the amount of the cash owed, has been delivered personally to the Grantee or, if delivery is by mail, upon receipt by the Grantee.

7.                  Termination of Restricted Stock Units. The Restricted Stock Units will be forfeited and terminate at the time specified below:

(a)               Any Restricted Stock Units that do not become vested in accordance with Section 3 of this Agreement or this Section 7 as of the Committee Certification Date, and any related Unpaid Dividend Equivalents, will automatically be forfeited as of the Close of Business on the Committee Certification Date.

(b)               Notwithstanding the provisions of Section 3, (i) if the Grantee’s Separation occurs prior to the Close of Business on December 31, 2020 as a result of death, Disability, termination by the Company without Cause or termination by the Grantee with Good Reason, the Restricted Stock Units, to the extent not theretofore vested, and any related Unpaid Dividend Equivalents, will be immediately vested and settled with respect to 100% of the Target RSUs pursuant to Section 4, or (ii) if the Grantee’s Separation occurs prior to the Close of Business on December 31, 2020 by reason of the Grantee’s voluntary termination by the Grantee without Good Reason, the Restricted Stock Units, to the extent not theretofore vested, and any related Unpaid Dividend Equivalents, will remain outstanding until the Committee Certification Date and a pro rata portion of the Restricted Stock Units will vest under Section 3 on such date to the extent the Committee certifies they have vested in accordance with Section 3 (but in no event at a level less than 100% of the Target RSUs, regardless of actual performance), such pro rata portion to be equal to the product of the number of Restricted Stock Units that would otherwise vest, multiplied by a fraction, the numerator of which is the number of calendar days that have elapsed in calendar year 2020 through the date of Separation, and the denominator of which is 365 days; provided, that if the Grantee remains employed or providing services until the Close of Business on December 31, 2020 and the Grantee’s Separation then occurs for any reason on or prior to the Committee Certification Date, the Restricted Stock Units and the related Unpaid Dividend Equivalents will remain outstanding until the Committee Certification Date and will vest under Section 3 on such date to the extent the Committee certifies they have vested in accordance with Section 3. Upon forfeiture of any unvested Restricted Stock Units, and any related Unpaid Dividend Equivalents, such Restricted Stock Units and any related Unpaid Dividend Equivalents will be immediately cancelled, and the Grantee will cease to have any rights with respect thereto.

8.                  Nontransferability of Restricted Stock Units. Restricted Stock Units and any related Unpaid Dividend Equivalents, are not transferable (either voluntarily or involuntarily) before or after the Grantee’s death, except as follows: (a) during the Grantee’s lifetime, pursuant to a Domestic Relations Order issued by a court of competent jurisdiction that is not contrary to the terms and conditions of the Plan or this Agreement, and in a form acceptable to the Committee; or (b) after the Grantee’s death, by will or pursuant to the applicable laws of descent and distribution, as may be the case. Any person to whom Restricted Stock Units are transferred in accordance with the provisions of the preceding sentence shall take such Restricted Stock Units subject to all of the terms and conditions of the Plan and this Agreement, including that the vesting and termination provisions of this Agreement will continue to be applied with respect to the Grantee. Certificates representing Restricted Stock Units that have vested may be delivered (or, in the case of book entry registration, registered) only to the Grantee (or during the Grantee’s lifetime, to the Grantee’s court appointed legal representative) or to a person to whom the Restricted Stock Units have been transferred in accordance with this Section.

9.                  Forfeiture for Misconduct and Repayment of Certain Amounts. If (i) a material restatement of any financial statement of the Company (including any consolidated financial statement of the Company and its consolidated subsidiaries) is required and (ii) in the reasonable judgment of the Committee, (A) such restatement is due to material noncompliance with any financial reporting requirement under applicable securities laws and (B) such noncompliance is a result of misconduct on the part of the Grantee, the Grantee will repay to the Company Forfeitable Benefits received by the Grantee during the Misstatement Period in such amount as the Committee may reasonably determine, taking into account, in addition to any other factors deemed relevant by the Committee, the extent to which the market value of Common Stock during the Misstatement Period was affected by the error(s) giving rise to the need for such restatement. “Forfeitable Benefits” means (i) any and all cash and/or shares of Common Stock received by the Grantee (A) upon the exercise during the Misstatement Period of any SARs held by the Grantee or (B) upon the payment during the Misstatement Period of any Cash Award or Performance Award held by the Grantee, the value of which is determined in whole or in part with reference to the value of Common Stock, and (ii) any proceeds received by the Grantee from the sale, exchange, transfer or other disposition during the Misstatement Period of any shares of Common Stock received by the Grantee upon the exercise, vesting or payment during the Misstatement Period of any Award held by the Grantee. By way of clarification, “Forfeitable Benefits” will not include any shares of Common Stock delivered in respect of the vesting of any Restricted Stock Units during the Misstatement Period or any securities received as Dividend Equivalents in respect thereof, in each case that are not sold, exchanged, transferred or otherwise disposed of during the Misstatement Period. “Misstatement Period” means the 12-month period beginning on the date of the first public issuance or the filing with the Securities and Exchange Commission, whichever occurs earlier, of the financial statement requiring restatement.

10.              No Stockholder Rights; Dividend Equivalents. The Grantee will not be deemed for any purpose to be, or to have any of the rights of, a stockholder of the Company with respect to any shares of Common Stock represented by any Restricted Stock Units unless and until such time as shares of Common Stock represented by vested Restricted Stock Units have been delivered to the Grantee in accordance with Section 6, nor will the existence of this Agreement affect in any way the right or power of the Company or any stockholder of the Company to accomplish any corporate act, including, without limitation, any reclassification, reorganization or other change of or to its capital or business structure, merger, consolidation, liquidation or sale or other disposition of all or any part of its business or assets. The Grantee will have no right to receive, or otherwise with respect to, any Dividend Equivalents until such time, if ever, as (a) the Restricted Stock Units with respect to which such Dividend Equivalents relate shall have become vested, or (b) such Dividend Equivalents shall have become vested in accordance with the third to last sentence of this Section, and, if vesting does not occur, the related Dividend Equivalents will be forfeited. Dividend Equivalents shall not bear interest or be segregated in a separate account. Notwithstanding the foregoing, the Committee may, in its sole discretion, accelerate the vesting of any portion of the Dividend Equivalents (the “Vested Dividend Equivalents”). The settlement of any Vested Dividend Equivalents shall be made as soon as administratively practicable after the accelerated vesting date, but in no event later than March 15, 2021. With respect to any Restricted Stock Units and Dividend Equivalents, the Grantee is a general unsecured creditor of the Company.

11.              Adjustments. If the outstanding shares of Common Stock are subdivided into a greater number of shares (by stock dividend, stock split, reclassification or otherwise) or are combined into a smaller number of shares (by reverse stock split, reclassification or otherwise), or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase any shares of Common Stock or other similar corporate event (including mergers or consolidations) affects shares of Common Stock such that an adjustment is required to preserve the benefits or potential benefits intended to be made available under this Agreement, then the applicable Restricted Stock Units will be subject to adjustment in such manner as the Committee, in its sole discretion, deems equitable and appropriate in connection with the occurrence of any of the events described in this Section 11 following the Grant Date.

12.              Restrictions Imposed by Law. Without limiting the generality of Section 10.8 of the Plan, the Company will not be obligated to deliver any shares of Common Stock represented by vested Restricted Stock Units or securities constituting any Unpaid Dividend Equivalents if counsel to the Company determines that the issuance or delivery thereof would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which shares of Common Stock or such other securities are listed or quoted. The Company will in no event be obligated to take any affirmative action in order to cause the delivery of shares of Common Stock represented by vested Restricted Stock Units or securities constituting or cash payment related to any Unpaid Dividend Equivalents to comply with any such law, rule, regulation, or agreement.

13.              Notice. Unless the Company notifies the Grantee in writing of a different procedure or address, any notice or other communication to the Company with respect to this Agreement will be in writing and will be delivered personally or sent by United States first class mail, postage prepaid and addressed as follows:

GCI Liberty, Inc.

12300 Liberty Boulevard

Englewood, Colorado 80112

Attn: Chief Legal Officer

Unless the Company elects to notify the Grantee electronically pursuant to the online grant and administration program or via email, any notice or other communication to the Grantee with respect to this Agreement will be in writing and will be delivered personally, or will be sent by United States first class mail, postage prepaid, to the Grantee’s address as listed in the records of the Company on the date of this Agreement, unless the Company has received written notification from the Grantee of a change of address.

14.              Amendment. Notwithstanding any other provision hereof, this Agreement may be amended from time to time as approved by the Committee as contemplated in the Plan. Without limiting the generality of the foregoing, without the consent of the Grantee,

(a)               this Agreement may be amended from time to time as approved by the Committee (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, (ii) to add to the covenants and agreements of the Company for the benefit of the Grantee or surrender any right or power reserved to or conferred upon the Company in this Agreement, subject to any required approval of the Company’s stockholders, and provided, in each case, that such changes or corrections will not adversely affect the rights of the Grantee with respect to the Award evidenced hereby, or (iii) to make such other changes as the Company, upon advice of counsel, determines are necessary because of the adoption or promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including any applicable federal or state securities laws; and

(b)               subject to any required action by the Board or the stockholders of the Company, the Restricted Stock Units granted under this Agreement may be canceled by the Company and a new Award made in substitution therefor, provided, that the Award so substituted will satisfy all of the requirements of the Plan as of the date such new Award is made and no such action will adversely affect any Restricted Stock Units (after taking into account any related Unpaid Dividend Equivalents).

15.              Grantee Services. Nothing contained in this Agreement, and no action of the Company or the Committee with respect hereto, will confer or be construed to confer on the Grantee any right to continue in the employ or service of the Company or interfere in any way with the right of the Company to terminate the Grantee’s employment or service at any time, with or without Cause, subject to the provisions of the Services Agreement and the Employment Agreement.

16.              Nonalienation of Benefits. Except as provided in Section 8, (a) no right or benefit under this Agreement will be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same will be void, and (b) no right or benefit hereunder will in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Grantee or other person entitled to such benefits.

17.              Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Colorado.

18.              Construction. References in this Agreement to “this Agreement” and the words “herein,” “hereof,” “hereunder” and similar terms include all Exhibits and Schedules appended hereto, including the Plan. All references to “Sections” in this Agreement shall be to Sections of this Agreement unless explicitly stated otherwise. The word “include” and all variations thereof are used in an illustrative sense and not in a limiting sense. All decisions of the Committee upon questions regarding this Agreement or the Plan will be conclusive. Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan will control. The headings of the sections of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and will in no way modify or restrict any of the terms or provisions hereof.

19.              Rules by Committee. The rights of the Grantee and the obligations of the Company hereunder will be subject to such reasonable rules and regulations as the Committee may adopt from time to time.

20.              Entire Agreement. This Agreement is in satisfaction of and in lieu of all prior discussions and agreements, oral or written, between the Company and the Grantee regarding the Award. The Grantee and the Company hereby declare and represent that no promise or agreement not expressed herein has been made regarding the Award and that this Agreement contains the entire agreement between the parties hereto with respect to the Award and replaces and makes null and void any prior agreements between the Grantee and the Company regarding the Award. Subject to the restrictions set forth in Sections 8 and 16, this Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns.

21.              Grantee Acceptance. The Grantee will signify acceptance of the terms and conditions of this Agreement by acknowledging the acceptance of this Agreement via the procedures described in the online grant and administration program utilized by the Company or by such other method as may be agreed by the Grantee and the Company.

22.              Code Section 409A Compliance. To the extent that the provisions of Section 409A of the Code or any U.S. Department of the Treasury regulations promulgated thereunder are applicable to any Restricted Stock Unit or Dividend Equivalent, the parties intend that this Agreement will meet the requirements of such Code section and regulations and that the provisions hereof will be interpreted in a manner that is consistent with such intent. If, however, the Grantee is liable for the payment of any tax, penalty or interest pursuant to Section 409A of the Code, or any successor or like provision (the “409A Tax”), with respect to this Agreement any payments or property transfers received or to be received under this Agreement or otherwise, the Company will pay the Grantee an amount (the “Special Reimbursement”) which, after payment to the Grantee (or on the Grantee’s behalf) of any federal, state and local taxes, including, without limitation, any further tax, penalty or interest under Section 409A of the Code, with respect to or resulting from the Special Reimbursement, equals the net amount of the 409A Tax. Any payment due to the Grantee under this Section will be made to the Grantee, or on behalf of the Grantee, as soon as practicable after the determination of the amount of such payment, but no sooner than the date on which the Company is required to withhold such amount or the Grantee is required to pay such amount to the Internal Revenue Service. Notwithstanding the foregoing, all payments under this Section will be made to the Grantee, or on the Grantee’s behalf, no later than the end of the calendar year immediately following the calendar year in which the Grantee or the Company paid the related taxes, interest or penalties. The Grantee will cooperate with the Company in taking such actions as the Company may reasonably request to assure that this Agreement will meet the requirements of Section 409A of the Code and any U.S. Department of the Treasury regulations promulgated thereunder and to limit the amount of any additional payments required by this Section to be made to the Grantee. The Company represents and warrants that the Restricted Stock Units satisfy all requirements under Section 409A of the Code and any U.S. Department of the Treasury regulations promulgated thereunder such that the Restricted Stock Units are exempt from or compliant with Section 409A of the Code.

23.              Replacement Awards. Any restricted stock unit, restricted stock, option or other equity or equity derivative that is issued after the Grant Date to the Grantee by the Company or any other Person pursuant to a Fundamental Corporate Event in full or partial replacement of, as an adjustment to, or otherwise with respect to, Restricted Stock Units granted pursuant to this Agreement (a “Replacement Award”), will have the same term and the same vesting and exercisability terms and conditions as the Restricted Stock Units, except that if the Company is not the issuer of a Replacement Award, the definition of Change in Control with respect to such Replacement Award will be applied with respect to the issuer of such Replacement Award as if it were the “Company” for purposes of such definition. By way of illustration, a Change in Control of the Company will not cause acceleration of any Replacement Awards that are not issued by the Company and a Change in Control of the issuer of any Replacement Awards with respect to which the Company is not the issuer will not cause acceleration of any remaining Restricted Stock Units with respect to which the Company is the issuer.

24.              Confidential Information. The Grantee will not, during or after his employment or service with the Company, without the prior express written consent of the Company, directly or indirectly use or divulge, disclose or make available or accessible any Confidential Information (as defined below) to any person, firm, partnership, corporation, trust or any other entity or third party (other than when required to do so in good faith to perform the Grantee’s duties and responsibilities to the Company or when (i) required to do so by a lawful order of a court of competent jurisdiction, any governmental authority or agency, or any recognized subpoena power, or (ii) necessary to prosecute the Grantee’s rights against the Company or its Subsidiaries or to defend himself against any allegations). The Grantee will also proffer to the Company, no later than the effective date of any termination of the Grantee’s engagement with the Company for any reason, and without retaining any copies, notes or excerpts thereof, all memoranda, computer disks or other media, computer programs, diaries, notes, records, data, customer or client lists, marketing plans and strategies, and any other documents consisting of or containing Confidential Information that are in the Grantee’s actual or constructive possession or which are subject to the Grantee’s control at such time. For purposes of this Agreement, “Confidential Information” will mean all information respecting the business and activities of the Company or any Subsidiary, including, without limitation, the clients, customers, suppliers, employees, consultants, computer or other files, projects, products, computer disks or other media, computer hardware or computer software programs, marketing plans, financial information, methodologies, know-how, processes, practices, approaches, projections, forecasts, formats, systems, trade secrets, data gathering methods and/or strategies of the Company or any Subsidiary. Notwithstanding the immediately preceding sentence, Confidential Information will not include any information that is, or becomes, generally available to the public (unless such availability occurs as a result of the Grantee’s breach of any of his obligations under this Section). If the Grantee is in breach of any of the provisions of this Section or if any such breach is threatened by the Grantee, in addition to and without limiting or waiving any other rights or remedies available to the Company at law or in equity, the Company shall be entitled to immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, without the necessity of posting a bond, to restrain any such breach or threatened breach and to enforce the provisions of this Section. The Grantee agrees that there is no adequate remedy at law for any such breach or threatened breach and, if any action or proceeding is brought seeking injunctive relief, the Grantee will not use as a defense thereto that there is an adequate remedy at law.

25.              Arbitration. Any controversy, claim or dispute arising out of or in any way relating to this Agreement or the Grantee’s employment with or service to, or termination of employment or service from, the Company (including whether such controversy, claim or dispute is subject to arbitration), excepting only claims that may not, by statute, be arbitrated, will be submitted to binding arbitration. Both the Grantee and the Company acknowledge that they are relinquishing their right to a jury trial. The Grantee and the Company agree that arbitration will be the exclusive method for resolving disputes arising out of or related to this Agreement or to the Grantee’s employment or service with, or termination of employment or service from, the Company. The arbitration will be administered by JAMS in accordance with the Employment Arbitration Rules & Procedures of JAMS then in effect and subject to JAMS Policy on Employment Arbitration Minimum Standards, except as otherwise provided in this Agreement. Arbitration will be commenced and heard in the Denver, Colorado metropolitan area. Only one arbitrator will preside over the proceedings, who will be selected by agreement of the parties from a list of five or more qualified arbitrators provided by the arbitration tribunal, or if the parties are unable to agree on an arbitrator within 10 Business Days following receipt of such list, the arbitration tribunal will select the arbitrator. The arbitrator will apply the substantive law (and the law of remedies, if applicable) of Colorado or federal law, or both, as applicable to the claim(s) asserted. In any arbitration, the burden of proof will be allocated as provided by applicable law. The arbitrator will have the authority to award any and all legal and equitable relief authorized by the law applicable to the claim(s) being asserted in the arbitration, as if the claim(s) were brought in a federal court of law. Either party may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Discovery, such as depositions or document requests, will be available to the Company and the Grantee as though the dispute were pending in U.S. federal court. The arbitrator will have the ability to rule on pre-hearing motions as though the matter were in a U.S. federal court, including the ability to rule on a motion for summary judgment.